Exhibit 99.1

ProPhase Labs to Present at the Virtual Fall Investor Summit on Monday, November 16, 2020 at 2:30 p.m. Eastern Time

DOYLESTOWN, PA – November 10, 2020 – ProPhase Labs, Inc. (NASDAQ: PRPH) (“ProPhase Labs”), a diversified medical science and technology company, today announced that management will present at the Virtual Fall Investor Summit taking place November 16th – 18th, 2020.

ProPhase Labs CEO Ted Karkus is scheduled to host a virtual presentation during the conference and will also participate in one-on-one meetings throughout the day. Management will highlight its recent formation of ProPhase Diagnostics, which just completed the acquisition of a Clinical Laboratory Improvement Amendments (“CLIA”) accredited laboratory in Old Bridge, New Jersey, and introduce Steven Kamalic, who was recently appointed COO of ProPhase Diagnostics. Steven is an 18-year industry veteran who recently oversaw a prominent east coast CLIA accredited laboratory and achieved record annual revenue growth to $160 million during his ten-year tenure.

Virtual Fall Investor Summit

Date:	Monday, November 16, 2020
Time:	2:30 p.m. EST, 11:30 a.m. PST
Webcast:	https://www.webcaster4.com/Webcast/Page/2038/38517
Location:	Virtual

For more information or to schedule a one-on-one meeting with ProPhase Labs management, please contact your conference representative or you may also email your request to PRPH@mzgroup.us or call Chris Tyson at (949) 491-8235.

About ProPhase Labs

ProPhase Labs (NASDAQ: PRPH) is a diversified medical science and technology company with deep experience with OTC consumer healthcare products and dietary supplements. It’s dietary supplement line of products, TK Supplements, has extensive distribution in major FDM (Food, Drug and Mass) retailers including Walmart, Walgreens, CVS and RITE-AID. The Company’s recently formed wholly-owned subsidiary, ProPhase Diagnostics, Inc., is a rapidly developing CLIA laboratory business that offers COVID-19 and other Respiratory Pathogen Panel (RPP) testing services. ProPhase Labs is dedicated to creating sustainable value for shareholders over the long-term through growth of its existing businesses. It is also continuing to explore strategic investments and additional acquisition opportunities. For more information visit us at www.ProPhaselabs.com.

Investor Contact:

Chris Tyson
Managing Director
MZ Group - MZ North America
949-491-8235
PRPH@mzgroup.us
www.mzgroup.us